                                                                Exhibit 23(a)(i)

                             ARTICLES SUPPLEMENTARY

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                          LORD ABBETT SERIES FUND, INC.

          LORD ABBETT SERIES FUND, INC., a Maryland corporation, having its principal office c/o The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Corporation presently has authority to issue 1,000,000,000 Shares of capital stock, of the par value of $.001 each (the "Shares"), having an aggregate par value of $1,000,000. As provided in the Articles of Incorporation (hereafter called the "Articles") of the Corporation, the term "Class", as used in these Articles Supplementary, shall mean a separate and distinct class of Shares initially provided for in the Articles or from time to time created by the Board of Directors of the Corporation pursuant to Articles Supplementary and the term "Series", as used in these Articles Supplementary, shall mean a series of Shares to which any two or more Classes are allocated by the Board of Directors. The Shares presently constitute four Classes, with two of the Classes allocated to one Series. The existing Classes are designated as the "Variable Contract Class" consisting of 50,000,000 Shares, the "Pension Class" consisting of 50,000,000 Shares, the "Growth Class" consisting of 50,000,000 Shares, and the "Global Equity Class" consisting of 50,000,000 Shares, with the remaining Shares being unclassified. The existing Series has been designated the "Growth and Income Portfolio," to which the Variable Contract Class and the Pension Class have been allocated.

     SECOND: All Shares of a Class or of a Series shall represent the same interest in the Corporation and have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as the other Shares of that Class or Series, except to the extent that the Board of Directors provides for differing preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of Shares of such Classes or such Series as determined pursuant to the Articles, or as otherwise determined pursuant to these Articles Supplementary or additional Articles Supplementary filed for record with the State Department of Assessments and Taxation of Maryland, or by the Board of Directors in accordance with law.

     THIRD: Pursuant to the power and authority of the Board of Directors to classify and reclassify unissued Shares from time to time, the Board of Directors hereby further classifies the capital stock of the Corporation by classifying from previously unclassified Shares: (a) 50,000,000 authorized but unissued Shares as a new Class designated the "Mid-Cap Value Portfolio;" (b) 50,000,000 authorized but unissued Shares as a new Class designated the "Bond-Debenture Portfolio;" and (c) 50,000,000 authorized but unissued Shares as a new Class designated the "International Portfolio."

     FOURTH: Pursuant to the power and authority of the Board of Directors to classify and reclassify unissued Shares from time to time, the Board of Directors further reclassifies the capital stock of the Corporation by eliminating two Classes and by reclassifying the authorized but unissued Shares which constitute these Classes as follows: (a) the "Growth Class" is hereby eliminated, and the 50,000,000 authorized but unissued Shares previously classified as Shares of the "Growth Class" are hereby reclassified as authorized but unissued and unclassified Shares of the Corporation; and (b) the "Global Equity Class" is hereby eliminated, and the 50,000,000 authorized but unissued Shares previously classified as Shares of the "Global Equity Class" are hereby reclassified as authorized but unissued and unclassified Shares of the Corporation.

     FIFTH: Subject to the power of the Board of Directors to classify and reclassify unissued shares, all Shares hereby classified or reclassified as specified in Articles Third and Fourth above shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in
Article V of the Articles and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally and to the provisions of these Articles Supplementary.

     SIXTH: The Shares hereby classified or reclassified as specified in Articles Third and Fourth above have been reclassified by the Board of Directors under the authority contained in Section 1 of Article V of the Articles.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of August 23, 1999.

                                                   LORD ABBETT SERIES FUND, INC.

                                                   By  /s/ LAWRENCE H. KAPLAN
                                                       ----------------------
                                                       Lawrence H. Kaplan
                                                       Vice President

WITNESS:

/s/ LYDIA GUZMAN
----------------
Lydia Guzman
Assistant Secretary

          THE UNDERSIGNED, President of LORD ABBETT SERIES FUND, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.


                                                       /s/ LAWRENCE H. KAPLAN
                                                       ----------------------
                                                       Lawrence H. Kaplan
                                                       Vice President